Exhibit 99.1

HeartSciences Provides Business Update and Reports Fiscal 2023 Financial Results

Southlake, Texas, July 19, 2023 — Heart Test Laboratories, Inc. d/b/a HeartSciences (Nasdaq: HSCS; HSCSW) (“HeartSciences” or the “Company”), an artificial intelligence (AI)-based medical technology company focused on transforming ECGs/EKGs to save lives through earlier detection of heart disease, today provided a business update and reported financial results for the fiscal year ended April 30, 2023.

Key milestones during Fiscal 2023 and to date:

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Completed patient enrollment for the MyoVista® wavECGTM multi-center pivotal study; on track for FDA submission later in the year;
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Further expansion of the IP portfolio in the US and internationally, bringing the total number of granted patents to 40;
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US patent granted for the use of AI to create key echocardiographic heart measures;
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Korean and Israeli patents granted covering key aspects of MyoVista Technology;
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EU patent granted for our proprietary electrode connector system further protecting the Company’s supplies-based business model;
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Entered into a multi-year collaboration for AI ECG algorithm development with Rutgers University health system;
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American Medical Association (AMA) issued new industry-first Category III reimbursement codes covering AI ECG risk assessment for cardiac dysfunction, further validating the importance of this new field;
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Publication of an AI–based algorithm using MyoVista technology for identifying patients at high-risk of major adverse cardiovascular events (MACE);
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Awards from industry leading magazines as a Top Medtech startup company and AI solutions provider;
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Strengthened the balance sheet and streamlined the capital structure through completion of the IPO, amendment or exercise of pre-IPO bridge warrants, entry into a $15 million equity facility and extension of maturity dates on investor loans; and

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Strengthened the board of directors through the appointment of experienced independent director David R. Wells.

Andrew Simpson, President and Chief Executive Officer of HeartSciences, stated, “I am excited about the opportunities for Fiscal 2024 as we build on the achievements of Fiscal 2023. We achieved a number of key milestones that will help accelerate commercialization of the MyoVista®. We completed patient enrollment of our pivotal study and are advancing our FDA submission, which we expect to complete later this year. In turn this would put us on track to commence U.S. sales next year, assuming FDA clearance.

Artificial intelligence is set to transform healthcare and we believe there is no greater opportunity than AI ECG which could revolutionize cardiac care. Heart disease is the leading cause of death worldwide and the largest spend in healthcare. The challenge today is the lack of diagnostic capability in frontline healthcare settings which is what the MyoVista is designed to address.

The global diagnostic ECG market is currently estimated to be worth $10 billion annually and, despite the significant limitations of a conventional ECG, millions of ECG tests are performed every week. The integration of AI to make the ECG a far more valuable clinical tool could significantly expand its use and, we believe, has the potential to more than double the addressable market. The American Medical Association has already issued additive reimbursement codes for AI ECG in the U.S. and globally AI ECG could help address the major cost and care burdens of heart disease.

We believe that we are at the forefront of this field with near-term plans to commercialize AI ECG technology. As such our ultimate objective is for the MyoVista to become a fixture in frontline healthcare in the U.S and around the world to help physicians make better and earlier referral decisions for at-risk patients.

Following FDA submission, we also expect to update our CE mark for international use of the MyoVista and are excited about the prospect of the MyoVista being used not just in the U.S but around the world, to save lives and reduce health system costs of heart disease,” concluded Mr. Simpson.

As a development-stage company, there were no meaningful revenues for the fiscal years 2023 and 2022. As of April 30, 2023, cash and cash equivalents were $1.7 million and the Company continues to carefully manage costs. Complete financial results have been filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023, which is available on the Company’s website.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness. Millions of ECGs are performed every week and the Company’s objective is to improve healthcare by making an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista® wavECGTM, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test. The business model, which involves the use of the MyoVista® Device and consumables for each test, is expected to be “razor-razorblade” as the electrodes used with the MyoVista® are proprietary to HeartSciences, and new electrodes are required for every test performed.
For more information, please visit: https://www.heartsciences.com. Twitter: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company’s future financial and operating performance. All statements, other than statements of historical facts, included herein are “forward-looking statements” including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2023 and in HeartSciences’ other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For Investor and Media Inquiries, please contact:
Company:
Gene Gephart
Phone: +1-737-414-9213 (US)
Email: investorrelations@heartsciences.com